CLECO POWER LLC	EXHIBIT 23(b)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.33-10169, 33-26726, 33-38362, and 33-44663) and in the Registration Statement on Form S-3 (No. 333-184694, 333-162773, and 333-176453) of Cleco Power LLC of our report dated February 19, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 19, 2013